For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS RECORD FISCAL 2022 SECOND QUARTER RESULTS
PHOENIX, November 4, 2021 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the second fiscal quarter ended October 2, 2021 and provided updates on other business items.
On September 24, 2021, we completed the acquisition of certain assets and liabilities of The Commodore Corporation ("Commodore"), which operates six manufacturing plants and two retail locations. Since the acquisition date, the results of Commodore are included in Cavco's consolidated financial statements.
Quarterly Highlights
•Record breaking Net revenue and Net income of $360 million and $38 million, respectively
•Gross profit as a percentage of Net revenue increased to 25.0% with factory-built housing gross profit as a percentage of Net revenue at 24.1%
•Earnings per diluted share was $4.06 compared to $1.62 in last year's quarter
•Backlogs were $1.1 billion at the end of the quarter, up $315 million from three months earlier. Of this increase, Commodore contributed $279 million
•Returned $7.6 million to shareholders through stock repurchases
Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "Our businesses continue to do an outstanding job of managing through an extremely volatile period. The impressive results this quarter were achieved while managing persistent labor and supply challenges. We were also able to close on the Commodore acquisition ahead of schedule and are well into the combination of two strong organizations. We’re excited about the improvements that will come from leveraging the best of both."
Mr. Boor continued, "With continuing strong demand drivers and our solid operating foundation we remain focused on our long-term strategies. We have a tremendous opportunity to provide affordable homes at a faster and faster pace by investing in manufacturing improvements in our existing plants and growing our capacity through new operations and acquisitions."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	October 2, 2021	September 26, 2020	Change
Net revenue
Factory-built housing	$342,094	$240,967	$101,127	42.0%
Financial services	17,449	17,009	440	2.6%
	$359,543	$257,976	$101,567	39.4%

Factory-built modules sold	6,256	5,739	517	9.0%

Factory-built homes sold (consisting of one or more modules)	3,597	3,427	170	5.0%

Net factory-built housing revenue per home sold	$95,105	$70,314	$24,791	35.3%

	Six Months Ended
($ in thousands, except revenue per home sold)	October 2, 2021	September 26, 2020	Change
Net revenue
Factory-built housing	$654,377	$479,057	$175,320	36.6%
Financial services	35,588	33,720	1,868	5.5%
	$689,965	$512,777	$177,188	34.6%

Factory-built modules sold	12,574	11,355	1,219	10.7%

Factory-built homes sold (consisting of one or more modules)	7,297	6,776	521	7.7%

Net factory-built housing revenue per home sold	$89,678	$70,699	$18,979	26.8%
•In the factory-built housing segment, the increases in Net revenue were primarily due to higher home selling prices and higher home sales volume. The higher home prices were driven by product price increases and a shift toward more multi-section homes. Home sales volume increased from higher factory capacity utilization.
•Financial services segment Net revenue increased primarily due to higher volume in home loan sales and more insurance policies in force in the current year compared to the prior year, partially offset by lower interest income earned on the acquired consumer loan portfolios that continue to amortize and higher unrealized losses on marketable equity securities in the insurance subsidiary's portfolio.

	Three Months Ended
($ in thousands)	October 2, 2021	September 26, 2020	Change
Gross Profit
Factory-built housing	$82,299	$46,155	$36,144	78.3%
Financial services	7,629	7,386	243	3.3%
	$89,928	$53,541	$36,387	68.0%

Consolidated gross profit as % of Net revenue	25.0%	20.8%	N/A	4.2%

Income from Operations
Factory-built housing	$41,952	$15,430	$26,522	171.9%
Financial services	2,604	2,658	(54)	(2.0)%
	$44,556	$18,088	$26,468	146.3%

	Six Months Ended
($ in thousands)	October 2, 2021	September 26, 2020	Change
Gross Profit
Factory-built housing	$148,572	$93,147	$55,425	59.5%
Financial services	15,369	15,717	(348)	(2.2)%
	$163,941	$108,864	$55,077	50.6%

Consolidated gross profit as % of Net revenue	23.8%	21.2%	N/A	2.6%

Income from Operations
Factory-built housing	$72,728	$31,685	$41,043	129.5%
Financial services	5,009	6,403	(1,394)	(21.8)%
	$77,737	$38,088	$39,649	104.1%
•In the factory-built housing segment, Gross profit for the three and six months ended October 2, 2021 increased from higher home sales prices, partially offset by higher material costs per unit. Our margins benefited from recent lows in lumber and other lumber related product prices. However, most other product prices have increased significantly. Selling, general and administrative expenses increased in these periods from higher salary and incentive compensation expense on improved earnings, transaction deal costs related to the Commodore acquisition and higher net expense related to the Securities and Exchange Commission ("SEC") inquiry.
•In the financial services segment, Gross profit increased in the second quarter of fiscal year 2022 compared to the same quarter in the prior year primarily due to fewer weather events, partially offset by unrealized losses on marketable equity securities compared to unrealized gains in the prior year period. For the six months ended October 2, 2021, gross profit decreased primarily due to higher weather related claims in the first three months of the period and unrealized losses on marketable equity securities compared to unrealized gains in the prior year period. Further, Income from operations decreased for the three and six months ended October 2, 2021 primarily due to higher compensation expense.

	Three Months Ended
($ in thousands, except per share amounts)	October 2, 2021	September 26, 2020	Change
Net Income attributable to Cavco common stockholders	$37,610	$15,049	$22,561	149.9%
Diluted net income per share	$4.06	$1.62	$2.44	150.6%

	Six Months Ended
($ in thousands, except per share amounts)	October 2, 2021	September 26, 2020	Change
Net Income attributable to Cavco common stockholders	$64,656	$31,723	$32,933	103.8%
Diluted net income per share	$6.97	$3.42	$3.55	103.8%
•Other income, net during the three months ended October 2, 2021 includes a $3.3 million gain on the consolidation of a non-marketable equity investment, which went from a 50% ownership to 70%.
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended		Six Months Ended
($ in millions)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net revenue
Unrealized (losses) gains recognized during the period on securities held in the financial services segment	$(0.5)	$0.7	$(0.1)	$1.7
Selling, general and administrative expenses
Amortization of additional Director & Officer insurance premiums	—	(2.1)	—	(4.2)
Legal and other expense related to the SEC inquiry, net of recovery	(0.5)	0.3	(0.6)	0.2
Commodore acquisition deal costs	(2.1)	—	(2.4)	—
Other income, net
Corporate unrealized gains recognized during the period on securities held	0.5	0.6	1.7	1.6
Gain on consolidation of equity method investment	3.3	—	3.3	—
Income tax expense
Tax benefits from stock option exercises	0.5	0.4	0.7	0.7
Housing Demand and Production Updates
Housing demand remains strong as well-qualified individuals continue pursuing home-ownership, bolstered by the low home loan interest rates. Home order rates have moderated from the extreme highs we saw the past few quarters, but still remain above pre-COVID rates, which were considered to be strong.

Our backlogs at October 2, 2021 were $1.1 billion, up $315 million or 39.8% compared to $792 million at July 3, 2021, and up $787 million or 245.4% compared to $321 million at September 26, 2020. These increases include $279 million attributable to the Commodore acquisition. Although we continue to experience hiring challenges, higher and largely unpredictable factory employee absenteeism and other inefficiencies from building material supply disruptions, our total average plant capacity utilization rate was approximately 75% during the second fiscal quarter of 2022.
Closing of The Commodore Corporation Acquisition
As noted above, we completed the acquisition of Commodore on September 24, 2021. The purchase price totaled $156 million, based on estimated closing financial statements and after certain adjustments. The purchase was funded with cash on hand. Further purchase price adjustments are expected upon completion of final closing financial statements and upon achievement of other specified milestones.
Certain benefits of the acquisition include:
•Beneficial geographic addition to Cavco's footprint with strong operations in the Northeast/Midwest/Mid-Atlantic markets, which provide a platform for future growth;
•Strong and experienced management team that has implemented manufacturing innovations with reapplication potential across Cavco's operations;
•Potential for cost and revenue synergies;
•Strategic deployment of cash while maintaining a strong liquidity position; and
•Accretive transaction on both an earnings and cash flow from operations basis at an attractive price based on industry benchmarks.

Update on New Park Model Facility in Arizona
We continue to make progress on the new Glendale, Arizona facility that focuses on park model RV production. We have experienced permitting delays and now expect to begin operations in mid-calendar year 2022.
Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, November 5, 2021, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood and Midcountry. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of raw materials; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; availability of wholesale financing and limited floor plan lenders; market forces and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC and its ongoing investigation, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and investigation and the events described in or covered by the SEC subpoenas and investigation, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; our ability to generate income in the future; liquidity and ability to raise capital may be limited; organizational document provisions delaying or making a change in control more difficult; and volatility of stock price; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 3, 2021 as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	October 2, 2021	April 3, 2021
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$224,291	$322,279
Restricted cash, current	19,850	16,693
Accounts receivable, net	72,038	47,396
Short-term investments	18,867	19,496
Current portion of consumer loans receivable, net	26,475	37,690
Current portion of commercial loans receivable, net	31,307	14,568
Current portion of commercial loans receivable from affiliates, net	294	4,664
Inventories	190,394	131,234
Prepaid expenses and other current assets	49,482	57,779
Total current assets	632,998	651,799
Restricted cash	335	335
Investments	35,650	35,010
Consumer loans receivable, net	32,124	37,108
Commercial loans receivable, net	36,685	20,281
Commercial loans receivable from affiliates, net	3,647	4,801
Property, plant and equipment, net	156,397	96,794
Goodwill	106,487	75,090
Other intangibles, net	35,404	14,363
Operating lease right-of-use assets	16,706	16,252
Total assets	$1,056,433	$951,833
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$42,549	$32,120
Accrued expenses and other current liabilities	237,462	203,133
Current portion of secured financings and other	2,260	1,851
Total current liabilities	282,271	237,104
Operating lease liabilities	13,240	13,361
Secured financings and other	17,305	10,335
Deferred income taxes	9,373	7,393
Redeemable noncontrolling interest	1,128	—
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,275,016 and 9,241,256 shares, respectively	93	92
Treasury stock, at cost; 98,201 and 6,600 shares, respectively	(21,877)	(1,441)
Additional paid-in capital	259,116	253,835
Retained earnings	495,713	431,057
Accumulated other comprehensive income	71	97
Total stockholders' equity	733,116	683,640
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,056,433	$951,833

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net revenue	$359,543	$257,976	$689,965	$512,777
Cost of sales	269,615	204,435	526,024	403,913
Gross profit	89,928	53,541	163,941	108,864
Selling, general and administrative expenses	45,372	35,453	86,204	70,776
Income from operations	44,556	18,088	77,737	38,088
Interest expense	(203)	(194)	(367)	(390)
Other income, net	4,668	1,702	7,129	3,578
Income before income taxes	49,021	19,596	84,499	41,276
Income tax expense	(11,338)	(4,547)	(19,770)	(9,553)
Net income	37,683	15,049	64,729	31,723
Less: net income attributable to redeemable noncontrolling interest	73	—	73	—
Net income attributable to Cavco common stockholders	$37,610	$15,049	$64,656	$31,723

Net income per share attributable to Cavco common stockholders
Basic	$4.09	$1.64	$7.03	$3.46
Diluted	$4.06	$1.62	$6.97	$3.42
Weighted average shares outstanding
Basic	9,190,866	9,182,945	9,194,577	9,178,609
Diluted	9,273,136	9,295,409	9,274,440	9,280,080

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Capital expenditures	$2,078	$1,917	$4,671	$3,773
Depreciation	$1,448	$1,382	$2,851	$2,808
Amortization of other intangibles	$166	$187	$339	$374

###